UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒            Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-2

Intersect ENT, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1.    Title of each class of securities to which transaction applies:

2.    Aggregate number of securities to which transaction applies:

3.    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(Set forth the amount on which the filing fee is calculated and state how it was determined):

4.    Proposed maximum aggregate value of transaction:

5.    Total fee paid:

☐    Fee paid previously with preliminary materials.
☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
6.    Amount Previously Paid:

7.    Form, Schedule or Registration Statement No.:

8.    Filing Party:

9.    Date Filed:

Supplemental Disclosures to the Proxy Statement
As previously disclosed, on August 6, 2021, Intersect ENT, Inc. (“Intersect ENT”), Medtronic, Inc. (“Medtronic”) and Project Kraken Merger Sub, Inc. (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will merge with and into Intersect ENT, with Intersect ENT surviving the merger as a wholly-owned subsidiary of Medtronic (the “Merger”).
This Schedule 14A (this “Schedule 14A”) is being filed to update and supplement the definitive proxy statement (the “Proxy Statement”) filed by Intersect ENT with the Securities and Exchange Commission (the “SEC”) on September 7, 2021, and sent by Intersect ENT to its stockholders commencing on September 7, 2021. The information contained in this Schedule 14A is incorporated by reference into the Proxy Statement. Terms used in this Schedule 14A, but not otherwise defined, shall have the meanings ascribed to such terms in the Proxy Statement.
Following the announcement of the Merger Agreement and as of the date of this Schedule 14A, seven lawsuits have been filed by alleged stockholders of Intersect ENT challenging the Merger.
Intersect ENT and the other named defendants deny that they have violated any laws or breached any duties to Intersect ENT’s stockholders and believe that these lawsuits are without merit and that no supplemental disclosure is required to the Proxy Statement under any applicable law, rule or regulation. However, solely to eliminate the burden and expense of litigation and to avoid any possible disruption to the Merger that could result from further litigation, Intersect ENT is providing the supplemental disclosures set forth in this Schedule 14A. The supplemental information contained in this Schedule 14A should be read in conjunction with the Proxy Statement, which we urge you to read in its entirety. Nothing in this Schedule 14A shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the extent that information in this Schedule 14A differs from, or updates information contained in, the Proxy Statement, the information in this Schedule 14A shall supersede or supplement the information in the Proxy Statement. Except as otherwise described in this Schedule 14A or the documents referred to, contained in or incorporated by reference in this Schedule 14A, the Proxy Statement, the annexes to the Proxy Statement and the documents referred to, contained in or incorporated by reference in the Proxy Statement are not otherwise modified, supplemented or amended.
If you have not already submitted a proxy for use at the Intersect ENT virtual special meeting, you are urged to do so promptly. This Schedule 14A does not affect the validity of any proxy card or voting instructions that Intersect ENT stockholders may have previously received or delivered. No action is required by any Intersect ENT stockholder who has previously delivered a proxy or voting instructions and who does not wish to revoke or change that proxy or voting instructions.
All page references are to pages in the Proxy Statement as filed by Intersect ENT with the SEC pursuant to Rule 14(a) under the Securities Exchange Act of 1934, as amended, on September 7, 2021, and terms used below, unless otherwise defined, have the meanings set forth in the Proxy Statement.
1.    The following disclosure is added as a new paragraph under the section entitled “Future Arrangements with Parent” on page 37 as follows:
“As of the date of this Proxy Statement, to the Company’s knowledge, none of our executive officers has had discussions with, or entered into any agreement, arrangement, or understanding with Parent or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates. Although such arrangements have not, to the Company’s knowledge, been discussed as of this Proxy Statement, it is possible that certain of our executive officers may have discussions and may enter into agreements, arrangements, or understandings with Parent or Merger Sub, their subsidiaries or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates. The Merger is not conditioned upon any executive officer of the Company entering into any such agreement, arrangement or understanding.”

2.    The following disclosure amends and replaces the disclosures that previously appeared under the sections entitled “Legal Proceedings” on pages 8 and 51 as follows:
“Subsequent to the filing of the Preliminary Proxy Statement on August 27, 2021 and/or the Proxy Statement, seven civil actions were filed challenging the adequacy of certain public disclosures made by the Company concerning the Company’s proposed transaction with Medtronic. On September 1, 2021, Elaine Wang, a purported stockholder of the Company, commenced an action in the United States District Court for the Southern District of New York, captioned Elaine Wang v. Intersect ENT, Inc., et al., Case No. 1:21-cv-7348, against the Company and current members of its board of directors (the “Wang Complaint”). On September 9, 2021, Marc Waterman, a purported stockholder of the Company, commenced an action in the United States District Court for the Southern District of New York, captioned Marc Waterman v. Intersect ENT, Inc., et al., Case No. 1:21-cv-7552, against the Company and current members of its board of directors (the “Waterman Complaint”). On September 15, 2021, Carla Lawson, a purported stockholder of the Company, commenced an action in the United States District Court for the Northern District of California, captioned Carla Lawson v. Intersect ENT, Inc., et al., Case No. 3:21-cv-7150, against the Company, five members of its current board of directors, and one former member of its board of directors (the “Lawson Complaint”). On September 22, 2021, Brian Jones, a purported stockholder of the Company commenced an action in the United States District Court for the District of Delaware, captioned Brian Jones v. Intersect ENT, Inc., et al., Case No. 1:21-cv-1339, against the Company and current members of its board of directors (the “Jones Complaint”). On September 23, 2021, two other purported stockholders of the Company filed lawsuits against the Company and current members of its board of directors: Richard Lawrence commenced an action in the United States District Court for the Northern District of California, captioned Richard Lawrence v. Intersect ENT, Inc., et al., Case No. 3:21-cv-7405 (the “Lawrence Complaint”); and Alex Ciccotelli commenced an action in the United States District Court for the Eastern District of Pennsylvania, captioned Alex Ciccotelli v. Intersect ENT, Inc., et al., Case 2:21-cv-4202 (the “Ciccotelli Complaint”). On September 28, 2021, Michael Kent, a purported stockholder of the Company, commenced an action in the United States District Court for the Southern District of New York, captioned Michael Kent v. Intersect ENT, Inc., et al., Case No. 1:21-cv-8066, against the Company and current members of its board of directors (the “Kent Complaint,” collectively with the Wang Complaint, Waterman Complaint, Lawson Complaint, Jones Complaint, Lawrence Complaint and Ciccotelli Complaint, the “Complaints”). The Complaints assert claims under Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 and seek, among other things, an injunction preventing consummation of the proposed transaction with Medtronic, rescission of the proposed transaction or rescissory damages in the event it is consummated, declaratory relief, an accounting by the defendants for all damages caused to the plaintiffs, and the award of attorneys’ fees and expenses. The Company and the current members of its board named in the lawsuits have been served with the Wang Complaint, Lawson Complaint, Jones Complaint, and Lawrence Complaint, but have not been served with the Waterman Complaint, Ciccotelli Complaint or Kent Complaint. Defendants believe the claims asserted in the Complaints are without merit, deny any wrongdoing in connection with the filing of this Proxy Statement, and intend to vigorously defend against the claims.”
3.    The following disclosure replaces the disclosures that previously appeared under the section entitled “Illustrative Discounted Cash Flow Analysis” on page 32. The modified text is underlined (where added) and struck-through (where deleted) below:
“Using discount rates ranging from 9.50% to 10.50%, reflecting estimates of Intersect ENT’s weighted average cost of capital, utilizing a mid-year convention, Goldman Sachs derived a range of illustrative enterprise values for Intersect ENT, by discounting to present value as of June 30, 2021, (a) estimates of the unlevered free cash flow to be generated by Intersect ENT for the period from July 1, 2021 to December 31, 2035, including the estimated tax savings associated with Intersect ENT’s net operating losses during such period, all as reflected in the Forecasts, and (b) a range of illustrative terminal values for Intersect ENT, calculated by applying perpetuity growth rates ranging from 2.5% to 3.5% to a terminal year estimate of the unlevered free cash flow to be generated by Intersect ENT, ~~as~~ based on the 2035 estimate reflected in the Forecasts (which analysis implied a range of multiples of next twelve-month terminal EBITDA (defined as operating income plus depreciation and amortization ~~(excluding transaction related amortization)~~) of 9.5x to 12.8x).”

4.    The following disclosure replaces the disclosures that previously appeared under the section entitled “Illustrative Discounted Cash Flow Analysis” on page 32. The modified text is underlined below:
“Goldman Sachs then subtracted Intersect ENT’s net debt as of June 30, 2021 of ($11 million), as provided by management of Intersect ENT, from such combined range to derive a range of illustrative equity values for Intersect ENT.”
5.    The following disclosure replaces the disclosures that previously appeared under the section entitled “Illustrative Discounted Cash Flow Analysis” on page 32. The modified text is underlined below:
“Goldman Sachs then divided the range of illustrative equity values it derived by the total number of fully diluted shares outstanding as of August 2, 2021 of 38.7 million Shares calculated using treasury stock method, and assuming a $60 million dollar equity offering in the second half of 2021 at a 15% discount to the $24.48 current stock price, in each case as provided by the management of Intersect ENT, to derive a range of illustrative present values per share of $22.06 to $28.37.”
6.    The following disclosure replaces the disclosures that previously appeared under the section entitled “Illustrative Present Value of Future Share Price Analysis” on page 33. The modified text is underlined below:
“To derive illustrative implied equity values per Intersect ENT common stock, Goldman Sachs then subtracted the amount of Intersect ENT’s projected net debt as of December 31, 2021, 2022, and 2023, respectively ($39 million), $4 million and $13 million, as provided by management of Intersect ENT, from the range of implied enterprise values.”
7.    The following disclosure replaces the disclosures that previously appeared under the section entitled “Illustrative Present Value of Future Share Price Analysis” on page 33. The modified text is underlined below:
“Goldman Sachs then divided these implied equity values by the projected number of fully diluted shares outstanding as of December 31, 2021, 2022, and 2023, respectively 37.5 million, 37.7 million and 37.9 million, as provided by management of Intersect ENT and calculated using treasury stock method, to determine implied equity values per share of Intersect ENT common stock as of December 31, 2021, 2022, and 2023.”
8.    The following disclosure is inserted after the sixth sentence of the paragraph under the section entitled “Illustrative Present Value of Future Share Price Analysis” on page 33, as underlined below:
“These analyses resulted in a range of future values of $19.95 to $38.27.”
9.    The following disclosure is inserted after the penultimate sentence of the paragraph under the section entitled “Illustrative Present Value of Future Share Price Analysis” on page 33, as underlined below:
“Goldman Sachs derived such discount rate by application of the capital asset pricing model, which requires certain company-specific inputs, including a beta for the Company, as well as certain financial metrics for the United States financial markets generally.”
Additional Information and Where to Find It
In connection with the Merger, Intersect ENT filed with the SEC the Proxy Statement on September 7, 2021, and the Proxy Statement was first sent to stockholders of Intersect ENT on or about September 7, 2021. Intersect ENT may file other documents regarding the proposed transaction with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, STOCKHOLDERS AND SECURITYHOLDERS OF INTERSECT ENT ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT INTERSECT ENT HAS FILED WITH THE SEC OR THAT ARE INCORPORATED BY REFERENCE THEREIN BECAUSE

THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

Stockholders of Intersect ENT are able to obtain a free copy of the Proxy Statement, as well as other filings containing information about Intersect ENT and the proposed transaction, without charge, at the SEC’s website (http://www.sec.gov). Copies of the Proxy Statement and the filings with the SEC that are incorporated by reference therein can also be obtained, without charge, by contacting Intersect ENT’s Investor Relations by email at ir@intersectent.com, or by going to Intersect’s Investor Relations page on its website at ir.intersectent.com and clicking on the link titled “Financial Information” to access Intersect’s “SEC Filings.”

Participants in the Solicitation
Intersect ENT and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Stockholders may obtain information regarding the names, affiliations and interests of Intersect ENT’s directors and executive officers in Intersect ENT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on March 9, 2021, and its definitive proxy statement for the 2021 annual general meeting of stockholders, which was filed with the SEC on April 20, 2021. To the extent the holdings of Intersect ENT’s securities by Intersect ENT’s directors and executive officers have changed since the amounts set forth in Intersect ENT’s proxy statement for its 2020 annual general meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Security holders may obtain information regarding the names, affiliations and interests of Medtronic’s directors and executive officers in Medtronic’s Annual Report on Form 10-K for the fiscal year ended April 30, 2021, which was filed with the SEC on June 25, 2021, and its definitive proxy statement for the 2020 annual general meeting of shareholders, which was filed with the SEC on October 13, 2020. Information regarding the interests of Intersect ENT’s directors and executive officers, which may, in some cases, be different than those of Intersect ENT’s stockholders generally, is included in its definitive Proxy Statement filed with the SEC in connection with the proposed transaction, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement and other relevant materials filed with the SEC in connection with the proposed transaction. Free copies of this document may be obtained as described in the preceding paragraph.
No Offer or Solicitation
This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.
Notes Regarding Forward-Looking Statements
This communication, and any documents to which Intersect ENT refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). These forward-looking statements represent Intersect ENT’s current expectations or beliefs concerning future events, including but not limited to the expected completion and timing of the proposed transaction, expected benefits and costs of the proposed transaction, management plans and other information relating to the proposed transaction, strategies and objectives of Intersect ENT for future operations and other information relating to the proposed transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “target,” “seek,” “may,” “will,” “could,” “should,” “would,” “assuming,” and similar expressions are intended to identify forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act.

You should read any such forward-looking statements carefully, as they involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly from those projected or contemplated in any such forward-looking statement. Those risks, uncertainties and assumptions include, without limitation, (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect Intersect ENT’s business and the price of the common stock of Intersect ENT, (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the Merger Agreement by the stockholders of Intersect ENT and the receipt of certain regulatory approvals, (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, (iv) the effect of the announcement or pendency of the proposed transaction on Intersect ENT’s business relationships, operating results and business generally, (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction, (vi) risks related to diverting management’s attention from Intersect ENT’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against Intersect ENT related to the Merger Agreement or the proposed transaction, and (viii) unexpected costs, charges or expenses resulting from the proposed transaction. The risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty. The extent to which the COVID-19 pandemic impacts the Company’s businesses, operations, and financial results, including the duration and magnitude of such effects, will depend on numerous factors, which are unpredictable, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those risks described in Intersect ENT’s filings with the SEC, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.  Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, Intersect ENT does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.